EXHIBIT 99.1

CINEDIGM DIGITAL CINEMA CORPORATION ANNOUNCES CLOSE TO SEVEN MILLION DOLLAR PRIVATE PLACEMENT

Morristown, N.J. and Los Angeles, CA, July 6, 2011—Cinedigm Digital Cinema Corp. (NADSAQ: CIDM), the global leader in the digital cinema industry, today announced that it has entered into a definitive securities purchase agreement with accredited investors, for the issuance and sale in a private placement transaction of 4,338,750 shares of Class A common stock at a purchase price of $1.60 per share. The Company thus expects to receive gross proceeds from the offering of approximately $6.9 million, before deducting estimated offering expenses.

In connection with the transaction, Cinedigm agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares issued at closing within 30 days of the closing.

Merriman Capital, Inc. acted as the exclusive placement agent for this transaction.

The Company intends to use the funds for general working capital purposes and strategic opportunities.

“We are gratified with the confidence and support of the investment community as evidenced by this private placement,” commented Chris McGurk, Chairman and CEO of Cinedigm.

“This is a very exciting time for Cinedigm,” Mr. McGurk continued.  “Having recently completed the best year in the Company’s history, our management team is focused on executing our strategic growth plan as we capitalize on the significant opportunities created by the accelerating digital cinema conversion activity.”

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful. The securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Cinedigm

Cinedigm is a leader in providing the services, experience, technology and content critical to transforming movie theatres into digital and networked entertainment centers. The Company partners with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country. Cinedigm's digital cinema deployment organization, software, satellite and hard drive digital movie delivery network; pre-show in-theatre advertising services; and marketing and distribution platform for alternative content such as CineLive(R) 3D and 2D sports and concerts, thematic programming and independent movies is a cornerstone of the digital cinema transformation. Cinedigm(TM) and Cinedigm Digital Cinema Corp. (TM) are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com [CIDM-G].

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "could," "might," "believes," "seeks," "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Investor Relations:
David Walke
646.728.2298
davidwalke1@gmail.com